Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Duke Capital Note-Backed Series 2003-3
*CUSIP:  21988G312     Class   A-1
         21988GCF1     Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of August 15, 2003.....                                         $0.00
         Scheduled Income received on securities.......            $1,465,931.25
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.............           -$1,465,931.25
         Distribution to Class A-2 Holders.............                   -$0.00
         Distribution to Depositor.....................                   -$0.00
         Distribution to Trustee.......................                   -$0.00
Balance as of February 15, 2004........................                    $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of August 15, 2003..........................                    $0.00
         Scheduled Principal received on securities....                    $0.00

LESS:
         Distribution to Holders.......................                   -$0.00
Balance as of February 15, 2004........................                    $0.00


              UNDERLYING SECURITIES HELD AS OF February 15, 2004

           Principal Amount                    Title of Security
           ----------------                    -----------------
              $43,435,000          Duke Capital Corporation 63/4% Senior Notes
                                   due February 15, 2032
                                   *CUSIP:  26439RAK2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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